EXHIBIT 99.1

VIRZ Reports Record First Quarter Results

Press Release Source: Virtual Closet, Inc. On Friday June 4, 2010, 2:44 pm EDT

XI’AN, China--(BUSINESS WIRE)--Virtual Closet, Inc. (OTCBB:VIRZ - News)("Virtual Closet" or the "Company"), announced their first quarter 2010 financial results today. The Company's financials for the period ended March 31, 2010 were filed on a Form 8-K/A with the U.S. Securities Exchange Commission on May 21, 2010.

“We are very pleased to announce the recent filing of our first quarter results. Our sales and profit increased significantly due to increasing our market share and expanding our product offerings,” stated Mr. Dongke Zhao, Chairman and Chief Executive Officer of Virtual Closet, Inc.

First Quarter 2010 Highlights

•    Total net sales increased by $2,251,303 or 48% year-over-year to $6,916,792

•     Gross profit increased by 40% year-over-year to $2,945,005

•     Selling, general and administrative expenses increased $177,027 or 24% year-over-year to $900,870

•     The net income increased by $688,819 or 53% year-over-year to $1,979,461

First Quarter 2010 Results

Net Sales (Revenue) were $6,916,792 for the three months ended March 31, 2010 an increase of 48% compared to Revenue of $4,665,489 for the three months ended March 31, 2009. Net Income was $1,979,461 for the three months ended March 31, 2010, an increase of 53% as compared to Net Income of $1,290,642 for the three months ended March 31, 2009. Shareholders’ Equity was $18,814,236 as at March 31, 2010. Total Assets were $27,913,273 as at March 31, 2010.

About Virtual Closet, Inc.

Virtual Closet, Inc. has its headquarters in the City of Xi’an, Shaanxi Province, China. The Company identifies, discovers, develops, manufactures and distributes both prescription and over-the counter, including both conventional and Traditional Chinese Medicines, pharmaceutical products for the treatment of some of the most common ailments and diseases. Through the Company’s operating entity, Yangling Dongke Maidisen Pharmaceutical Co. Ltd., the Company currently manufactures 38 pharmaceutical products in the form of capsules, tablets, granules, semisolid ointment, powder, ointment, and paste ointment. We currently focus on varying diseases relating to respiratory system, digestive system, cardio-cerebral vascular system, antineoplastic, bone diseases-modifying antirheumatic, gynecological, and refill nutrition, among others. Yangling Dongke Maidisen Pharmaceutical Co. Ltd.’s manufacturing facilities are based in Yangling in Shaanxi Province. For more information see our website at http://www.dkmds.com

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the company's ability to raise additional capital to finance the company's activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the share exchange; the future trading of the common stock of the company; the ability of the company to operate as a public company; the period of time for which its current liquidity will enable the company to fund its operations; the company's ability to protect its proprietary information; general economic and business conditions; the volatility of the company's operating results and financial condition; the company's ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed in the company's filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the companies and the industry. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward looking statements are reasonable, they cannot assure you that their expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contact:
Virtual Closet, Inc.
Mr. Dongke Zhao, President and Chief Executive Officer
Ms. Yanhong Ren, Chief Financial Officer
Phone: 86-29-8224-7500
ir@dkmds.com